Exhibit 10.02

ESCROW AND PLEDGE SECURITY AGREEMENT

ESCROW AND PLEDGE SECURITY AGREEMENT dated as of November 4, 2002 among Zamba Corporation, a Delaware corporation (“Debtor”), Entrx Corporation, a Delaware corporation (“Secured Party”) and Wells Fargo Bank Minnesota, N.A., as collateral agent (“Collateral Agent”).

Debtor hereby grants to Secured Party a Security Interest in the following described property (hereinafter referred to as “Collateral”):

833,333 shares (the “Shares”) of Series A Preferred Stock of NextNet Wireless, Inc., a Delaware corporation, and any cash, additional shares, or securities or other property at any time and from time to time receivable or distributable in respect of, in exchange for, in addition to, or in substitution of, such securities, including all dividends, stock splits, stock dividends, and distributions on or other rights in connection with such property, to secure obligations to the Secured Party pursuant to the Loan Agreement and that Secured Convertible Promissory Note in the amount of $2,500,000 (including delivery of Shares upon conversion of the Secured Convertible Promissory Note into Shares) of even date herewith made by Debtor payable to Secured Party, and all renewals, replacement, extensions, amendments and refinancings thereof (hereinafter called “Secured Obligations”).

The parties hereto further agree as follows:

1.             Debtor hereby represents, warrants and agrees that it has title to the Collateral, free of all liens and encumbrances, except the Security Interest created hereby, and has full power and authority to execute this Escrow and Pledge Security Agreement, to perform Debtor’s obligations hereunder, under the Loan Agreement and the Secured Convertible Promissory Note and to subject the Collateral to the Security Interest created hereby.  There is no financing statement, security agreement, pledge agreement, control agreement, option agreement, right of refusal to purchase agreement or other agreement relating to the Collateral which grants any right in or restriction upon the Collateral.  Debtor will not assign, pledge, or otherwise transfer any interest in the Collateral to any party other than the Secured Party.

2.             The Collateral Agent shall exercise reasonable care in the custody and preservation of the Collateral.

3.             So long as no Event of Default by Borrower under the Loan Agreement shall have occurred or no  Delivery Notice (as hereinafter defined) shall have been received by Collateral Agent, Debtor shall be entitled to exercise any and all voting or consensual rights and powers accruing to ownership of the Collateral for any purpose not inconsistent with the terms of this Escrow and Pledge Security Agreement or any agreement giving rise to any of the Secured Obligations; provided however, any and all cash dividends paid on the Collateral, and any and all stock or liquidating dividends, other distributions in property, return of capital or other distributions made on or in respect of Collateral shall be and become part of the Collateral pledged hereunder and, if received by the Debtor, shall forthwith be delivered to the Collateral

Agent to be held as Collateral subject to the terms of this Escrow and Pledge Security Agreement.

4.             No delay or failure by the Secured Party in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by the Secured Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

5.             Debtor shall contemporaneously  deliver to the Collateral Agent, and grants Secured Party a security interest in, all certificates, duly endorsed in blank or accompanied by a duly executed Assignment Separate From Certificate for each such certificate,  representing the Collateral and any other property hereafter acquired by Debtor which represents Collateral, to be held by the Collateral Agent as Collateral under the terms of this Agreement.

6.             Debtor and Secured Party hereby appoint                  as Collateral Agent to hold and possess the Collateral subject to the terms hereof and Debtor is delivering the Shares to the Collateral Agent on the date hereof, to be held pursuant to the terms of this Agreement.

7.             Secured Party may give the Collateral Agent and Debtor notice of conversion of the Secured Convertible Promissory Note into Shares pursuant to the terms of Article VI or Section 9.2 of the Loan Agreement (the “Delivery Notice”).  The Delivery Notice shall state the number of Shares to be delivered to Secured Party pursuant to the conversion provisions.  Within 5 Business Days (as defined in the Loan Agreement) after receipt of a Delivery Notice, the Collateral Agent shall, unless Debtor prior thereto obtains a court order restraining such delivery,  deliver to Secured Party certificates duly endorsed, or certificates with Assignments Separate From Certificates duly endorsed, to Secured Party representing at a minimum  the Shares requested in the Delivery Notice.  If the certificates delivered to Secured Party represent a number of Shares exceeding the number of Shares stated in the Delivery Notice, Secured Party shall upon submission of the certificates to the appropriate share transfer agent direct that the excess Shares be issued in the name of Debtor but returned directly the Collateral Agent, to be retained by Collateral Agent pursuant to the terms of this Agreement..  Collateral Agent shall return Collateral remaining in Collateral Agent’s possession to Debtor when notified in writing by the Secured Party and the Debtor the Secured Obligations have been paid in full. Without limiting the foregoing, all Collateral remaining in the possession of Collateral Agent on April 1, 2003 in excess of 250,000 shares of Series A Preferred Stock shall be released and returned to Debtor on April 1, 2003, and any Collateral remaining in the possession of the Collateral Agent on August 31, 2003, shall be returned to Debtor unless prior to either date Lender obtains a court order restraining such delivery.

8.             The duties and responsibilities of the Collateral Agent hereunder shall be determined solely by the express provisions of this Agreement, and no other or further duties or responsibilities shall be implied.  The Collateral Agent shall not have any liability under, nor duty to inquire into, the terms and provisions of any agreement or instructions, other than as outlined in this Agreement.

9.             The Collateral Agent may rely upon and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.  The Collateral Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document.  The Collateral Agent shall have no duty to solicit any items that may be due it hereunder.

10.           The Collateral Agent shall not be liable for any action taken or omitted by it in good faith unless a court of competent jurisdiction determines that the Collateral Agent’s gross negligence, bad faith or willful misconduct was the primary cause of any loss to any other party hereto.  The Collateral Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

11.           The Debtor and the Secured Party shall indemnify the Collateral Agent for, and hold it harmless against, any loss, liability or expense arising out of, or in connection with, this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Collateral Agent has been guilty of negligence, bad faith or willful misconduct.

12.           In the event that the Collateral Agent is uncertain as to its duties or rights hereunder or receives instructions, claims or demands from any party hereto that, in its opinion, conflict with any of the provisions of this Agreement (i) the Collateral Agent shall be entitled to refrain from taking any action and may withhold delivery of the Collateral  until such uncertainty is resolved or the conflicting instruction, claim or demand is withdrawn, and its sole obligation shall be to keep safely the Collateral in escrow until the Collateral Agent is directed otherwise by a final order or judgment of a court of competent jurisdiction, and (ii) the Collateral Agent shall have the right, but not the obligation, to institute a petition for interpleader in any court of competent jurisdiction to determine the rights of the parties hereto.  Should any such petition for interpleader be instituted or should the Collateral Agent be threatened with litigation or become a party to litigation or binding arbitration in any manner whatsoever in connection with this Agreement or the Collateral, the Collateral Agent shall be entitled to indemnification as set forth in Section 11 hereof.

13.           The fees of the Collateral Agent are set forth in Schedule 1 hereto.  All fees of the Collateral Agent for establishing and holding the Collateral shall be paid one-half by the Debtor and one-half by the Secured Party.

14.           In the event the Collateral Agent becomes unavailable or unwilling to continue in its appointed capacity hereunder, the Collateral Agent may resign and be discharged from its duties or obligations hereunder by giving notice of resignation to each of the parties hereto, specifying a date not less than 60 days following such notice date when such resignation will take effect; provided, however, that such resignation shall in no event take effect before the successor to the Collateral Agent shall have been appointed pursuant to this Section.  The Secured Party shall appoint a successor to the Collateral Agent with the consent of the Secured Party, which consent shall not be unreasonably withheld.  The Collateral Agent shall promptly transfer the Collateral to such designated successor.

15.           Any corporation or other entity into which the Collateral Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Collateral Agent in its individual capacity shall be a party, or any corporation or other entity to which substantially all of the corporate trust business of the Collateral Agent in its individual capacity may be transferred, shall be the Collateral Agent under this Agreement without further act.

16.           Notices to Debtor and Secured Party shall be given as set forth in the Loan Agreement.  Notices to Collateral Agent shall be given as set forth in the Loan Agreement to the following address:

Wells Fargo Bank Minnesota, N.A.

Attn: Tracy L. Fix

Sixth and Marquette Avenue

MAC N9303-110

Minneapolis, MN. 55479

Telephone: 612-667-3623

Facsimile: 612-667-2160

17.           This Agreement shall be construed under the laws of the State of Minnesota, excluding the conflict of law provisions thereof.

Executed and delivered as of the first day and year set forth above.

DEBTOR

ZAMBA CORPORATION

By	/s/ Michael H. Carrel
Its CFO

SECURED PARTY

ENTRX CORPORATION

By	/s/ Kenneth W. Brimmer
Its Chairman

COLLATERAL AGENT

Wells Fargo Bank Minneapolis (sic), N.A.

By	/s/ Tracy L. Fix
Its Corporate Trust Officer